UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	LMFAW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.06 Material Impairments

The Company will report that, for the year ended December 31, 2019, the Company assessed the goodwill attached to the purchase of IIU, Inc. in light of the sale in January 2020 of that entity to Craven House Capital North America for approximately $3.6 million. As such, the Company determined that goodwill was negatively impacted by the sale and reduced goodwill by $1.65 million.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing

On March 27, 2020, LM Funding America, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with Nasdaq Continued Listing Rule 5550(a)(2), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the "Minimum Bid Price Rule"). Additionally, on January 3, 2020, the Company received a deficiency letter from Nasdaq, indicating that it was in violation of Listing Rules 5620(a) and 5810(c)(2)(G) by virtue of passing the applicable deadline for holding of its annual general meeting of shareholders for the financial year ended December 31, 2018.

Accordingly, the Company’s securities will be delisted from the Nasdaq Capital Market on April 7, 2020. In accordance with Nasdaq’s procedures set forth in the Nasdaq Listing Rule 5800 Series, the Company intends to appeal Nasdaq’s determination by requesting a hearing (the “Hearing”) before the Hearing Panel (the “Panel”) to seek continued listing. This Hearing request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. The Company intends to submit its request to Nasdaq by the deadline of 4:00 p.m. Eastern Time on April 3, 2020.

Previously, the Company received a letter from Nasdaq indicating that the Company’s consolidated closing bid price has been below $1.00 per share for 30 consecutive business days as of September 25, 2019, and that, therefore, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which is the minimum bid price requirement for continued listing on The Nasdaq Capital Market

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: March 31, 2020